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                                                                   Exhibit 10.42

           RETENTION AND MODIFICATION OF AT WILL EMPLOYMENT AGREEMENT

THIS RETENTION AND MODIFICATION OF AT WILL EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 4th day of January, 1999, by and between NATIONAL INFORMATION GROUP, a California corporation (the "Company"), and GEORGE JUMP, an individual (the "Employee").

                                    Recitals

A. The Employee is an at will employee of the Company pursuant to that certain letter agreement dated as of September 3, 1993, together with any and all amendments (the "Current At Will Employment Agreement"), between the Employee and National Information Group ("NAIG").

B. On or about November 18, 1998, NAIG entered into that certain Agreement and Plan of Merger by and among The First American Financial Corporation ("First American"), Pea Soup Acquisition, Inc., a wholly owned affiliate of First American ("Pea Soup"), and NAIG (the "Agreement of Merger"), pursuant to which NAIG will be merged with and into Pea Soup and the Company will become an indirect subsidiary of First American (the "Merger").

C. The Merger is subject to certain conditions precedent, including, without limitation, regulatory approvals and approval of the shareholders of NAIG. For purposes of this Agreement, the date on which the Merger shall occur and become effective shall be referred to as the "Effective Date of the Merger".

D. The Company and First American desire to provide an incentive to Employee in order to keep the services of Employee available to the Company during the pendency of the Merger and thereafter, in each case subject to the terms and conditions of this Agreement.

                                    Agreement

NOW, THEREFORE, the Company and the Employee agree as follows:

1. CURRENT AT WILL EMPLOYMENT AGREEMENT. The Current At Will Employment Agreement continues in full force and effect except as modified by this Agreement.


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2.       TERM.

         2.1 Section 4 of the Current At Will Employment Agreement (regarding at will employment) is deleted in its entirety and replaced with the agreement set forth in Paragraph 2.2 below.

         2.2 Employee shall be employed by the Company for fifteen (15) months, commencing as of December 31, 1998 and ending on March 31, 2000 (the "Initial Term"), unless sooner terminated in accordance with the provisions of this Agreement, including without limitation, Paragraph 4 of this Agreement. Upon expiration of the Initial Term, the provisions of Section 4 of the Current At Will Employment Agreement in effect immediately before the execution of this Agreement shall once again govern and Employee's employment shall continue on an "at will" basis in accordance with the provisions of the Current At Will Employment Agreement. Notwithstanding Employee's at will employment status at the expiration of the Initial Term, the Company agrees that it will provide Employee four (4) months notice prior to terminating Employee unless such termination is for Cause as set forth in Paragraph 4 of this Agreement.

3.       COMPENSATION.

         3.1. Base Salary. The bi-weekly salary currently in effect for Employee shall continue to be paid during the Initial Term in accordance with the payroll practices and procedures of the Company; provided, however, the Company may, at the option of the Company, increase the bi-weekly salary of the Employee during the Initial Term.

         3.2. Retention and Non-Competition Payment. Subject to the terms, covenants, agreements, and conditions set forth below, Employee shall be entitled to a retention and non-competition payment in the aggregate amount of $100,000 less any applicable withholdings, taxes as required by law and deductions authorized by Employee or required by law (the "Retention Payment"), payable as follows:

                  3.2.1 The Company shall pay to Employee an amount equal to twenty percent of the Retention Payment upon execution of this Agreement.

                  3.2.2 In the event that (i) Employee remains employed by the Company on a full-time basis until the expiration of this Agreement or Employee has been terminated by the Company without Cause and (ii) the Merger is successfully consummated such that NAIG is merged with and into Pea Soup, the Company

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shall pay to Employee an amount equal to eighty percent of the Retention Payment upon the expiration of the Initial Term.

                  3.2.3 If Employee (i) resigns, retires, goes on leave, or is terminated for Cause before the expiration of the Initial Term or (ii) the Merger is not consummated for any reason, the eighty percent payment referred to herein will not be earned or paid.

                  3.2.4 For the purposes of determining commissions payable to Employee during the Initial Term in accordance with the terms of the currently in force Sales Administration Memoranda ("SAMS") of the Company, any accounts of the Company which, as of the date hereof, are assigned to Employee shall continue to be assigned to Employee during the Initial Term and the rate of commissions payable to Employee pursuant to the currently in force SAMS with respect to any such accounts shall remain unchanged during the Initial Term. During the Initial Term, Employee shall continue to be entitled to any override commissions on accounts assigned to other sales representatives of the Company (other than vehicle tracking accounts)to which Employee is entitled prior to the date hereof. If the employment by the Company of any such other sales representatives is terminated, either voluntarily or involuntarily, during the Initial Term, any accounts of the Company which were assigned to such other sales representatives (other than vehicle tracking accounts) shall be assigned to Employee, and Employee shall be entitled to receive the same commission that such terminated sales representative would have been entitled to receive but for such termination of employment; provided, however, in such case, Employee shall not be entitled to any override commission with respect to any such reassigned accounts. If Employee (i) resigns, retires, goes on leave, or is terminated for Cause before the expiration of the Initial Term or (ii) the Merger is not consummated for any reason, then, upon the happening of any such event, or upon the public announcement that the Merger will not be consummated, the provisions of this Section 3.2.4 shall no longer be applicable.

         3.3. Death of Employee. In the event Employees dies during the Initial Term while he/she is employed by the Company, the Company will pay to his/her estate an amount equal to eighty percent of the Retention Payment if the Merger is consummated. Employee will not, however, be entitled to any remaining payments that would have otherwise be paid to him/her under Paragraph 2.1 or any other provision of this Agreement.


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4. TERMINATION FOR CAUSE. For purposes of this Agreement, "Cause" shall mean:

         4.1 The failure of the Employee to discharge or perform his duties and obligations under this Agreement with due diligence and care;

         4.2 The refusal of the Employee to implement or adhere to written policies, procedures, practices or directives of the Board of Directors or Managers of the Company as the case may be;

         4.3 Conduct which is in violation of Employee's common law duty of loyalty to the Company;

         4.4 Fraudulent conduct in connection with the business affairs of Employer, regardless of whether said conduct is designed to defraud the Company or others,

         4.5 Conduct which is in violation of any provision of this Agreement, or

         4.6 Conviction of a felony.

5. OTHER BENEFITS. So long as Employee is employed, he/she shall be entitled to the same Company-provided benefits provided by the Company for its employees in accordance with the Current At Will Employment Agreement and the Personnel Policy and Practice Manual of NAIG and its subsidiaries or, after the Effective Date of the Merger, at the election of the Company, the policies and procedures applicable to First American and its subsidiaries (the "Company's Personnel Practices and Policy Manual").

6.       COVENANTS.

         6.1 Confidentiality; Trade Secrets. Employee acknowledges and agrees that he/she continues to be bound by the terms of the Proprietary Information Agreement executed by Employee concurrently with the execution of the Current At Will Employment Agreement, and that such agreement continues in full force and effect.

         6.2 Non-Competition. For and in consideration of, among other things, the payment, in whole or in part, of the Retention Payment and the agreement of the Company to employ Employee for the Initial Term in lieu of at will employment, Employee agrees that until the expiration of the Initial Term, he/she shall not, (a) without the prior written consent of a duly authorized

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officer of the Company, serve or act in any capacity, including without limitation, employee, director, administrator, manager, agent, consultant, employer, principal, partner, a shareholder, on behalf of another company or any other business that is in competition, or in the process of becoming in competition, with the business of the Company, (b) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any third parties, including without limitation, customers, clients or contractors of the Company or (c) directly or indirectly, or by acting alone or in concert with others, induce or influence any person or entity that is engaged (as an employee, agent independent contractor or otherwise) by the Company to terminate his/her/its engagement. This covenant not to compete shall be applicable to the counties of Maricopa and Pima of Arizona, the counties of Los Angeles, Orange, San Diego and San Francisco, California, the county of Fulton of Georgia the counties of New York and Nassau of New York, the counties of Philadelphia and Allegheny of Pennsylvania, the county of Fairfax of Virginia.

         6.3 Remedies for Breach of Certain Covenants. The covenants and agreements set forth in Paragraph 6 of this Agreement shall continue to be binding upon Employee, notwithstanding the termination of his/her employment with the Company for any reason whatsoever. Such covenants and agreements shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between the Company and Employee. The existence of any claim or cause of action by Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any or all of such covenants and agreements. It is expressly agreed that the remedy at law for the breach of the covenants and agreements in Paragraph 6 are inadequate and that injunctive relief shall be available to prevent the breach of any threatened breach thereof.

7. SEPARATE AND SEVERABLE. Each term, clause, condition, covenant, agreement, and provision of this Agreement is separate and independent, and should any term, clause or provision of this Agreement be found to be invalid, the validity of the remaining terms, clauses and provisions shall not be affected.

8. WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING. No waiver or modification of this Agreement shall be valid unless in writing and executive by duly authorized officers of the Company and Employee. Oral agreements are not binding on the parties.


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9. GOVERNING LAW. This Agreement and performance under it, and any suits or special proceedings brought under it, shall be construed in accordance with the laws of the United States of American and the State of Kansas and any arbitration, mediation or other proceeding arising hereunder shall be filed and adjudicated in Johnson County, Kansas.

10. ARBITRATION OF DISPUTES. Except as provided in Paragraph 6, any dispute or controversy arising from or relating to this Agreement, or from any other aspect of Employee's employment or the termination thereof, shall be decided by arbitration in South San Francisco or any other city in San Mateo County, California, in accordance with the rules and regulations of the American Arbitration Association.

11. ATTORNEYS' FEES. The prevailing party in any dispute with respect to this Agreement and/or Employee's employment and/or termination shall be entitled to all reasonable costs and attorneys' fees.

12. RELIANCE; INTERPRETATION. The parties hereto represent and acknowledge that in executing this Agreement they do no rely and have no relied upon any representation or statement made by any of the other parties or by any of the other parties' agents, attorneys and representatives with regard to the subject matter, basis or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto. This Agreement shall be construed as if each party hereto was its author and each party hereby adopts the language of this Agreement as if it were his, her or its own. The captions to this Agreement and its paragraphs, subparagraphs are inserted only for convenience and shall not be construed as part of this Agreement or as a limitation on or broadening of the scope of this Agreement or any paragraph or subparagraph.

13. COMPANY PERSONNEL POLICIES AND PRACTICE MANUAL AND RELATIONSHIP TO THIS AGREEMENT. Notwithstanding anything to the contrary herein, Employee's employment shall continue to be governed by the Company's Personnel Policies and Practice Manual. In the event any provision in the Company's Personnel Policies and Practice Manual is inconsistent with this Agreement, the provisions of this Agreement shall prevail over any inconsistent provision of the Company's Personnel Policies and Practice Manual.


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14. MISCELLANEOUS.

         14.1. Assignment. This Agreement shall be assigned to any purchaser of substantially all of the Company's assets or stock, but shall not be assigned upon the purchase of all or substantially all of the assets or stock of any subsidiary. The sale of the Company's assets or its stock, or one or more of the Company's subsidiaries' assets or their stock or the sale of less than substantially all of their assets shall not comprise a termination of employment under this Agreement. This Agreement shall not otherwise be assigned without the prior written consent of both parties.

         14.2. Entire Agreement. This Agreement constitutes the entire Agreement between the parties relating to the subject matter hereof. The parties agree that (i) there shall be no oral agreements between the parties, whether or not allegedly entered into prior, during or subsequent to the term of this Agreement, and (ii) in order for any agreement to be effective between the parties, whether contemporaneous with or subsequent to the execution date of this Agreement, it shall be set forth in writing and executed by a duly authorized officer of the Company and Employee.

         14.3. Waiver. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of or an acquiescence in or to such provision.

         14.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.5. No Inconsistent Obligations. Employee represents that he is not aware of any obligations, legal or otherwise, inconsistent with the terms of this Agreement or his undertakings under this Agreement.

         14.6. Notices. All communications required or permitted to be made under this Agreement shall be in writing and either shall be delivered personally or sent by receipted private mail courier or United States Postal Service certified or registered mail, postage prepaid and return receipt requested, to the address or addresses set forth below, or to such other address or addresses as a party may notify another party pursuant to this Paragraph . Any such communication shall be deemed to be properly given (i) if delivered personally or by courier, upon written acknowledgment of receipt after delivery to the address

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specified; (ii) if posted, the earlier of the actual date of delivery, as set forth in the return receipt, or three (3) days from the date posted pursuant to the foregoing. The address for each party is as follows:

         To the Company:

                  National Information Group
                  395 Oyster Point Boulevard, Suite 500
                  South San Francisco, CA  94080-1933

                  Attention:  Robert P. Barbarowicz

         To Employee:

                  George Jump
                  12508 Borton
                  Overland Park, KS 66213

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and agree to enter into and be bound by the provisions thereof, as of the date first written above.


                                       NATIONAL INFORMATION GROUP



                                       By: /s/ Mark A. Speizer
                                       -----------------------------------------
                                          Mark A. Speizer
                                          Chairman of the Board and
                                          Chief Executive Officer



                                        /s/ George Jump
                                       -----------------------------------------
                                       George Jump


ACKNOWLEDGED AND AGREED TO:

THE FIRST AMERICAN FINANCIAL CORPORATION

By: /s/ Parker S. Kennedy
Its:     ____________________

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